UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016 (May 11, 2016)

First Data Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

225 Liberty Street, 29th Floor

New York, New York 10281
(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 11, 2016, First Data Corporation (FDC) held its 2016 Annual Meeting of Shareholders. The results of the matters submitted to a vote of the shareholders are set forth below.

Proposal 1                                   Election of Directors

The terms of office of three current directors, Frank J. Bisignano, Henry R. Kravis, and Heidi G. Miller, expired at the Annual Meeting and all were re-elected to a three-year term.

	For	Withheld
Frank J. Bisignano	5,931,037,520	84,353,760
Henry R. Kravis	5,902,643,380	112,747,900
Heidi G. Miller	5,996,019,941	19,371,339

Proposal 2                                   Advisory Vote on Executive Compensation

Shareholders approved FDC’s compensation for its named executive officers on an advisory basis.

For	Against	Abstain	Broker Non-Votes
5,878,610,329	136,741,795	39,156	9,883,561

Proposal 3                                   Frequency of Advisory Vote on Executive Compensation

Shareholders approved, on a non-binding advisory basis, to hold a non-binding advisory vote on the compensation of FDC’s named executive officers every three years.

1 Year	2 Years	3 Years	Abstain
138,594,575	60,764	5,876,697,864	38,077

Proposal 4                                   Ratify appointment of Ernst & Young LLP

Shareholders ratified the appointment of Ernst & Young LLP as FDC’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
6,024,889,137	360,415	25,289

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: May 17, 2016	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

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